EXHIBIT 10.2

                                                              EXECUTION COPY

                           LAMINATES ACQUISITION CO.

                      Management Restricted Stock Program


     SECTION 1. Purpose. The purposes of the Laminates Acquisition Co. Management Restricted Stock Program are to promote the interests of Laminates Acquisition Co. (the "Company") and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Subsidiaries, as defined below; (ii) motivating such employees by means of an equity-based incentive to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" means, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person and any entity that is, directly or indirectly, controlled by the Company and (ii) any other entity in which such Person has a significant equity interest or which has a significant equity interest in such Person, in either case as determined by the Committee. For purposes of this definition, the terms "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any Person, means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Board" means the Board of Directors of the Company.

     "Change of Control" shall, unless otherwise provided, have the meaning assigned to such term in the Investors' Agreement.

     "Closing Date" shall have the meaning assigned to such term in the Investors' Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of



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persons from time to time required by Rule 16b-3 and Section 162(m) each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m) only, is a "Non-Employee Director" and an "Outside Director" within the meaning of Rule 16b-3 and Section 162(m), respectively. Until otherwise determined by the Board, the full Board shall be the Committee under the Plan.

     "Common Stock" shall have the meaning assigned to such term in the Investors' Agreement.

     "Employee" means an employee of the Company or any Subsidiary.

     "Employment Agreement" means an employment agreement entered into between the Company or any Subsidiary and a Participant.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means with respect to the Shares, as of the Closing Date (as defined in the Investors' Agreement), $1.00 per share, and as of any other given date or dates, the average reported closing price of a share of such class of Common Stock on such exchange or market as is the principal trading market for such class of Common Stock for the three trading days immediately preceding such date or dates. If such class of Common Stock is not traded on an exchange or principal trading market on such date, the Fair Market Value of a Share shall be as determined by the Committee; provided, that if such Fair Market Value is to be determined in connection with the full or partial exercise by the Company or a Management Shareholder of a right under the Investors' Agreement or a Purchase Agreement to purchase, or cause to be purchased by the Company, Shares, and the aggregate amount of the Shares subject to such purchase is equal to or greater than 9,000, the Fair Market Value of a Share shall be determined by an independent, nationally recognized investment bank or other financial institution with expertise in the valuation of equity securities which is selected by the Committee, subject to the reasonable approval of the holder of such Restricted Shares. Any determination by a financial institution in accordance with the preceding sentence shall take into account, as appropriate, recent sales of the Shares, recent valuations of the Shares and such other factors as such institution shall in its discretion deem relevant or appropriate. Notwithstanding the foregoing, (i) the use of an independent financial advisor as described in the second preceding sentence shall not be required to determine Fair Market Value with respect to less than 9,000 shares and (ii) in connection with the exercise of any such right under the Investors' Agreement or a Purchase Agreement to purchase, or cause to be purchased by the Company, any Shares (whether or not 9,000 or more Shares), Fair Market Value of a Share as of any date prior to January 1, 2000 shall be deemed to be the Fair Market Value of a Share as of December 31, 1999.


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     "Institutional Shareholder" shall have the meaning assigned to such term in the Investors' Agreement.

     "Investors' Agreement" means the Investors' Agreement dated as of April 30, 1998 among the Company, LMS I, Co., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJMB Funding II, Inc., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ First ESC, L.P., DLJ ESC II L.P., CVC European Equity Partners L.P., CVC European Equity Partners (Jersey) L.P., MMI Products, L.L.C. and certain other Persons listed on the signature pages thereto.

     "Management Shareholder" shall have the meaning assigned to such term in the Investors' Agreement.

     "Participant" means any Employee selected by the Committee to become an investor under the Plan (and to the extent applicable, any heirs or legal representatives thereof).

     "Permitted Transferee" shall have the meaning assigned to such term in the Investors' Agreement.

     "Person" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan" means this Laminates Acquisition Co. Restricted Stock Program.

     "Purchase Agreement" means an agreement to be executed by the Company and a Participant as a condition to the acquisition of Restricted Shares under the Plan by such Participant.

     "Purchase Price" shall have the meaning set forth in Section 6(b).

     "Restricted Shares" means the Shares which may be purchased by the Participants pursuant to this Plan.

     "Rule 16b-3" means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" means the Securities and Exchange Commission or any successor thereto.


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     "Shares" means shares of Common Stock or such other securities as may be designated by the Committee from time to time.

     "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

     SECTION 3. Administration.

     (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by Purchase Agreements; (iii) determine the terms and conditions of any Purchase Agreement; (iv) determine whether, to what extent, and under what circumstances Purchase Agreements may be amended or terminated and Restricted Shares acquired thereunder may be reacquired or transferred; (v) interpret and administer the Plan and any Purchase Agreement or other instrument or agreement relating to, or made under, the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan or a Purchase Agreement, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Purchase Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any shareholder and any Employee.

     (c) Intent to Distribute all Authorized Shares. The Committee shall use its best efforts to make available for purchase under the Plan all of the Shares authorized for issuance under Section 4 hereof. Without limiting the preceding sentence, as far in advance as practicable of any Change of Control or sale of substantially all the interests of the Institutional Shareholders, the Committee shall make the available for purchase, on a pro rata basis among all Employees then holding Restricted Shares, all remaining authorized Shares under the Plan which have not then been purchased hereunder.

     SECTION 4. Shares Available.


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     (a) Shares Available. Subject to adjustment as provided in Section 4(b)
and 4(c), the number of Shares which may be issued under the Plan shall be 157,153.

     (b) Increase in Shares Available Upon Issuance of Additional Common Stock. Upon the issuance of additional equity securities by the Company, the number of Shares available for purchase under the Plan shall be increased in accordance with the following table:

                  Additional Issuances
                  of Equity by the                   Additional Shares
                  Company Following                  Available Under the
                  the Closing Date                   Plan
                  --------------------               -------------------
                  Issuance of a first                12.5% of the
                  additional $100                    additional Common
                  million of equity                  Stock issued

                  Issuance of a second               8.125% of the
                  additional $100                    additional Common
                  million of equity                  Stock issued

                  Any additional                     5.5% of the additional
                  issuances thereafter               Common Stock
                                                     issued

The Company intends that additional issuances of equity securities of the Company will be in the form of Common Stock and junior preferred stock in the same proportion as the original ratio of 1:84. If additional equity securities of the Company are issued in classes and proportions that are not consistent with the 1:84 ratio of Common Stock to junior preferred stock of the Company that obtains as of the effective date of this Plan, the number of additional Shares which will be available pursuant to this Section 4(b) will be a number with the same economic benefit, and same cost, as set forth above assuming the capital structure of the Company had remained unchanged from such effective date. Notwithstanding the foregoing, future issuances of equity securities by the Company in response to "liquidity difficulties" will not give rise to the rights to Additional Shares described in this Section 4(b). "Liquidity difficulties" shall not be deemed to exist if external debt financing is available to the Company from banks and similar sources or the public capital markets at market rates on an unsecured basis.

     (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification,


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merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits of a Participant's investment in Shares under the Plan, then the Committee shall make such adjustments, if any, to the number and kind of Shares (or number and kind of other securities or property) with respect to which Purchase Agreements have been or may thereafter be entered into hereunder as are necessary to prevent such dilution or enlargement.

     (d) Sources of Shares. Any Restricted Shares delivered pursuant to a Purchase Agreement may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or any Subsidiary, shall be eligible to be designated a Participant.

     SECTION 6. Share Purchases.

     (a) Purchase. Subject to the provisions of the Plan and contractual restrictions affecting the Company, the Committee shall have sole and complete authority to determine the Employees eligible to purchase Restricted Shares hereunder, the number of Restricted Shares available for purchase by each such Participant, the Purchase Price therefor and the conditions and limitations applicable to such purchase, the duration of the period during which, and the conditions under which, such Restricted Shares may be repurchased by the Company, and the other terms and conditions of the related Purchase Agreements.

     (b) Purchase Price. Unless otherwise determined by the Committee, the price at which each Restricted Share under the Plan may be purchased (the "Purchase Price") shall be the Fair Market Value on the date of purchase.

     (c) Payment. No Restricted Shares shall be delivered hereunder until payment in full of the Purchase Price therefor is received by the Company. Such payment may be made in cash or its equivalent.

     (d) Terms. Restricted Shares shall vest in accordance with the terms set forth in the applicable Purchase Agreement.

     SECTION 7. Termination or Suspension of Employment or Service. Restricted Shares purchased hereunder shall be subject to such provisions concerning the effect of termination or suspension of employment as may be


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provided by the Committee, in its discretion, in the applicable Purchase
Agreement.

     SECTION 8. Change of Control. The Committee, in its sole discretion, may provide in a Purchase Agreement for the accelerated vesting of Restricted Shares in the event of a Change of Control, as defined herein or as otherwise provided in a Purchase Agreement or Employment Agreement.

     SECTION 9. Amendment and Termination.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

     (b) Amendments to Purchase Agreements. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Purchase Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of a Participant under any Purchase Agreement theretofore granted shall not to that extent be effective without the consent of the affected Participant.





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     SECTION 10. General Provisions.

     (a) No Rights to Purchase Shares. No Employee, Participant or other Person shall have any claim to be granted the opportunity to purchase any Shares hereunder, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Purchase Agreements. The terms and conditions of Purchase Agreements need not be the same with respect to each Participant.

     (b) Share Certificates. Certificates issued in respect of Shares shall, unless the Committee otherwise determines, be registered in the name of the Participant or his or her Permitted Transferees and shall be deposited by such Participant or Permitted Transferee, together with a stock power endorsed in blank, with the Company. When the Participant ceases to be bound by any transfer restrictions set forth herein, the Purchase Agreement or the Investors' Agreement, the Company shall deliver such certificates to the Participant upon request. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with (i) the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws and (ii) the Investors' Agreement. Subject to the provisions of the Investors' Agreement, all certificates for Restricted Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Purchase Agreement or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Shares or other securities are then listed and any applicable laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (c) Execution of Purchase Agreement: Disposition of Shares. No Shares shall be issued hereunder unless and until a Purchase Agreement shall be executed by the Company and the Participant.

     (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.


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     (e) No Right to Employment. Nothing in this Plan or any Purchase Agreement shall be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary. Further, the Company or an Subsidiary may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, a Purchase Agreement or an Employment Agreement.

     (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Purchase Agreement shall be determined in accordance with the laws of the State of New York.

     (g) Severability. If any provision of the Plan or any Purchase Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Purchase Agreement, or would disqualify the Plan or any Purchase Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Purchase Agreement, such provision shall be stricken as to such jurisdiction, Person or Purchase Agreement and the remainder of the Plan and any such Purchase Agreement shall remain in full force and effect.

     (h) Other Laws. The Committee may refuse to issue or transfer any Shares under a Purchase Agreement if the issuance or transfer of such Shares or such other consideration violates any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Purchase Agreement shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

     (i) No Trust or Fund Created. Neither the Plan nor any Purchase Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to a Purchase Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

     (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Purchase Agreement, and the Committee



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shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (k) Transfer Restrictions. Shares acquired hereunder may not be sold, assigned, transferred, pledged or otherwise disposed of, except as provided in the Plan, the applicable Purchase Agreement and the Investors' Agreement.

     (l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (m) Investors' Agreement. A Participant shall, as a condition precedent to the purchase of Restricted Shares, execute an instrument agreeing to be bound by the terms of the Investors' Agreement or, at the election of the Company, a counterpart of the Investors' Agreement. In any event, any Restricted Shares shall be subject to the applicable provisions in the Investors' Agreement regarding restrictions on transfer and the Company's rights to compel sales and repurchase Shares.

     SECTION 11. Term of the Plan.

     (a) Effective Date. The Plan shall be effective as of April 30, 1998.



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